                                                                     Exhibit 2.1


                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        SIMON MATTRESS MANUFACTURING CO.,

                               SLEEPMASTER L.L.C.,

                                       AND

                           THE STOCKHOLDERS LISTED ON
                            THE STOCKHOLDER SIGNATURE
                              PAGE ATTACHED HERETO

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                                 April 28, 2000


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                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
SECTION 1.  PURCHASE AND SALE................................................................1
        1A.    Purchase and Sale of the Shares...............................................1
        1B.    Purchase Price................................................................1
        1C.    The Closing...................................................................1
        1D.    Target Net Worth Purchase Price Adjustment....................................2
        1E.    Determination of Closing Net Worth............................................2
        1F.    Cash on Hand Adjustment.......................................................4

SECTION 2.  CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING.........................4
        2A.    Representations and Warranties; Covenants.....................................4
        2B.    Opinion of the Sellers' Counsel...............................................4
        2C.    Litigation....................................................................5
        2D.    Consents and Approvals........................................................5
        2E.    Escrow Agreements.............................................................5
        2F.    Material Adverse Change.......................................................5
        2G.    Due Diligence.................................................................5
        2H.    Employment and Noncompetition Arrangements....................................5
        2I.    Real Estate Matters...........................................................5
        2J.    Closing Documents.............................................................6
        2K.    Financing.....................................................................7
        2L.    Transfer Taxes................................................................7
        2M.    Resignation of Directors......................................................7
        2N.    Release of Liens..............................................................7
        2O.    Transactions with Affiliates..................................................7
        2P.    Financial Statements..........................................................7
        2Q.    Cash on Hand..................................................................7
        2R.    Waiver........................................................................7

SECTION 3.  CONDITIONS OF THE SELLERS' OBLIGATIONS AT THE CLOSING............................8
        3A.    Representations and Warranties; Covenants.....................................8
        3B.    Escrow Agreements.............................................................8
        3C.    Employment Agreements.........................................................8
        3D.    Litigation....................................................................8
        3E.    Opinion of the Purchaser's Counsel............................................8
        3F.    Due Diligence Certificate.....................................................8
        3G.    Closing Documents.............................................................8
        3H.    Waiver........................................................................8

SECTION 4.  PRE-CLOSING COVENANTS AND AGREEMENTS.............................................9
        4A.    Best Efforts; Further Assurances..............................................9
        4B.    Third Party Notices and Consents..............................................9
        4C.    Operation of Business.........................................................9




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
        4D.    Full Access..................................................................10
        4E.    Press Release and Announcements..............................................10
        4F.    HSR Act......................................................................10
        4G.    Compliance with Agreements and Laws..........................................10
        4H.    Payment of Obligations.......................................................11
        4I.    Notice of Material Developments..............................................11
        4J.    Exclusivity..................................................................11
        4K.    Certain Pre-Closing Tax Matters..............................................12

SECTION 5.  POST-CLOSING COVENANTS AND AGREEMENTS...........................................12
        5A.    Confidentiality..............................................................12
        5B.    Noncompete, Nonsolicitation..................................................12
        5C.    Certain Post-Closing Tax Matters.............................................13

SECTION 6.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY...........................14
        6A.    Organization, Corporate Power and Licenses...................................14
        6B.    Capital Stock and Related Matters; Subsidiaries..............................15
        6C.    Authorization; No Breach. ...................................................16
        6D.    Consents.....................................................................16
        6E.    Financial Statements.........................................................17
        6F.    Absence of Undisclosed Liabilities...........................................17
        6G.    Accounts Receivable..........................................................18
        6H.    Inventory....................................................................18
        6I.    Product Warranty.............................................................18
        6J.    Product Liability............................................................18
        6K.    No Material Adverse Effect...................................................18
        6L.    Indebtedness.................................................................19
        6M.    Absence of Certain Developments..............................................19
        6N.    Assets.......................................................................21
        6O.    Tax Matters..................................................................21
        6P.    Contracts and Commitments....................................................23
        6Q.    Intellectual Property Rights.................................................25
        6R.    Litigation, etc..............................................................26
        6S.    Brokerage....................................................................27
        6T.    Insurance....................................................................27
        6U.    Employees....................................................................27
        6V.    ERISA........................................................................28
        6W.    Compliance with Laws; Permits................................................30
        6X.    Environmental and Safety Matters.............................................30
        6Y.    Affiliate Transactions.......................................................31
        6Z.    Real Property................................................................32

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................................33
        7A.    Power and Authority. ........................................................33
        7B.    Authorization; No Breach. ...................................................33
        7C.    Title to Shares..............................................................33





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
        7D.    Brokerage....................................................................34
        7E.    Litigation, etc. ............................................................34

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................34
        8A.    Organization, Power and Authority. ..........................................34
        8B.    Authorization; No Breach. ...................................................34
        8C.    Consents.....................................................................35
        8D.    Brokerage....................................................................35
        8E.    Investment Representations...................................................35
        8F.    Closing Date.................................................................35

SECTION 9.  INDEMNIFICATION AND OTHER AGREEMENTS............................................35
        9A.    Survival of Representations and Warranties...................................35
        9B.    General Indemnification. ....................................................36

SECTION 10.  DEFINITIONS....................................................................39

SECTION 11.  TERMINATION....................................................................46
        11A.   Conditions of Termination....................................................46
        11B.   Effect of Termination........................................................47

SECTION 12.  MISCELLANEOUS..................................................................47
        12A.   Fees and Expenses............................................................47
        12B.   Remedies.....................................................................47
        12C.   Consent to Amendments; Waivers...............................................47
        12D.   Successors and Assigns.......................................................47
        12E.   Severability.................................................................48
        12F.   Counterparts.................................................................48
        12G.   Descriptive Headings; Interpretation.........................................48
        12H.   Entire Agreement.............................................................48
        12I.   No Third-Party Beneficiaries.................................................48
        12J.   Cooperation on Tax Matters...................................................48
        12K.   Schedules and Exhibits.......................................................49
        12L.   Governing Law................................................................49
        12M.   Notices......................................................................49
        12N.   Jurisdiction and Venue.......................................................50
        12O.   Waiver of Right to Jury Trial................................................51
        12P.   No Strict Construction.......................................................51
        12Q.   Dispute Resolution...........................................................51



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                             EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A    -    Adjustment Escrow Agreement
Exhibit B    -    Indemnity Escrow Agreement
Exhibit C    -    Opinion of the Sellers' Counsel
Exhibit D    -    Opinion of the Purchaser's Counsel

Disclosure Schedules (with Section references):

Consents Schedule                      - 2D, 6D, 8C
Construction Schedule                  - 2Q
Foreign Qualifications Schedule        - 6A
Capitalization Schedule                - 6B(i)
Subsidiaries Schedule                  - 6B(iii)
Authorization Schedule                 - 6C
Consents Schedule                      - 6D
Financial Statements Schedule          - 6E
Disclosed Liabilities Schedule         - 6F
Product Warranty Schedule              - 6I
Indebtedness Schedule                  - 6L
Developments Schedule                  - 6M
Liens Schedule                         - 6N
Tax Schedule                           - 6O
Contracts Schedule                     - 6P
Intellectual Property Schedule         - 6Q
Litigation Schedule                    - 6R
Brokerage Schedule                     - 6S, 7D, 8D
Insurance Schedule                     - 6T
Employees Schedule                     - 6U
Employee Benefits Schedule             - 6V
Compliance Schedule                    - 6W
Permits Schedule                       - 6W
Environmental Schedule                 - 6X
Affiliate Transactions Schedule        - 6Y
Real Property Schedule                 - 6Z


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                            STOCK PURCHASE AGREEMENT

               This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 28, 2000, by and among Sleepmaster L.L.C., a New Jersey limited liability company (the "Purchaser"), Simon Mattress Manufacturing Co., a California corporation (the "Company"), and the stockholders listed on the stockholder signature page attached hereto (collectively, the "Sellers" and individually a "Seller"). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Section 10 below.

               WHEREAS, as of the date hereof, the Sellers collectively own all of the outstanding capital stock of the Company (the "Shares");

               WHEREAS, subject to the terms and conditions set forth herein, the Purchaser desires to purchase the Shares from the Sellers, and the Sellers desire to sell the Shares to the Purchaser.

               NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

               SECTION 1.  PURCHASE AND SALE

               1A.    Purchase and Sale of the Shares. At the Closing, subject
to the terms and conditions set forth in Sections 2 and 3 below, as applicable, the Purchaser shall purchase from the Sellers, and the Sellers shall sell, convey, assign, transfer, and deliver to the Purchaser, all of the Shares free and clear of any Liens.

               1B.    Purchase Price. The aggregate purchase price for the
Shares (the "Purchase Price") will be $45,000,000 less (i) gross amounts paid or payable by the Company (without regard to any reduction for withholding or similar taxes) to Stephen Alloway pursuant to the Phantom Plan and (ii) the aggregate amount of any payroll or employment taxes payable to federal, state, and local taxing authorities in connection with (x) the Phantom Plan and (y) the exercise of stock options by Donald S. Simon, Jr. that are expenses of the Company, and the Purchase Price will be subject to adjustment as provided in Sections 1D and 1F, payable as described in Section 1C below.

               1C.    The Closing. The closing of the purchase and sale of the
Shares and the transactions relating thereto (collectively, the "Closing") will take place at the offices of Moore & Van Allen, 100 North Tryon Street, Floor 47, Charlotte, NC 28202-4006, or at such other place as the Purchaser may specify by notice to the Sellers, commencing at 9:00 a.m. local time on April 28, 2000, or, if any of the conditions to Closing set forth in Sections 2 and 3 below have not been satisfied or waived by the Party entitled to the benefit thereof on or prior to such date on the third business day following satisfaction or waiver of such conditions. The date and time of the Closing are referred to as the "Closing Date." At the Closing, subject to the satisfaction or waiver of each of the conditions specified in Sections 2 and 3 below:

               (i) The Purchaser will deliver Seven Hundred Fifty Thousand Dollars ($750,000) (the "Adjustment Escrow Fund") to Bank One Trust Company, N.A., escrow agent (the "Escrow

 Agent") as security for any liability of the Sellers pursuant to the purchase price adjustment in Sections 1D and 1F below. The Adjustment Escrow Fund shall be held by the Escrow Agent pursuant to the terms and conditions of the Adjustment Escrow Agreement.

               (ii) The Purchaser will deliver Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the "Indemnity Escrow Fund") to the Escrow Agent as security for any amounts owed to the Purchaser pursuant to the indemnification provisions set forth in Section 9B(i). The Indemnity Escrow Fund shall be held by the Escrow Agent pursuant to the terms and conditions of the Indemnity Escrow Agreement.

               (iii) The Purchaser will deliver the balance of the Purchase Price (reduced pursuant to Section 1C(i) and (ii) above and Section 1F(ii) below) by wire transfer of immediately available funds to the account or accounts specified in writing by the Company.

               (iv) The Sellers will deliver to the Purchaser the stock certificates for all of the Shares of the Company endorsed in blank or accompanied by duly executed assignment documents.

               1D.    Target Net Worth Purchase Price Adjustment. If the Target
Net Worth exceeds the Closing Net Worth (defined below) by an amount greater than $250,000, then not later than the third business day after the Closing Net Worth is finally determined pursuant to Section 1E below, the Sellers jointly and severally agree to pay to the Purchaser, in proportion to their prior respective holdings in the Company, an amount equal to the amount by which the Target Net Worth exceeds the sum of (x) Closing Net Worth plus (y) $250,000 in immediately available funds to the account specified by the Purchaser; provided that, together with any amount to be paid pursuant to Section 1F(ii) below, the Sellers shall not be required to pay an amount greater than $750,000 to the Purchaser pursuant to this adjustment. Any amount to be paid pursuant to this
Section 1D will be treated as an adjustment to the Purchase Price for all purposes and shall first be satisfied out of the Adjustment Escrow Fund.

               1E.    Determination of Closing Net Worth.

               (i) Definitions. The "Closing Net Worth" means the Net Worth as of the opening of business on the Closing Date, as determined in accordance with Sections 1E(ii), (iii) and (iv) below.

               (ii) Inventory Audit; Closing Balance Sheet. On the close of business on the day immediately preceding the Closing Date the Company will complete a full physical inventory of the Company. The Purchaser and the Purchaser's Accountant (as defined below) shall be entitled to be present while the inventory review is being conducted. On or before the 60th day after the Closing Date, the Sellers' Representative will prepare a balance sheet as of the opening of business on the Closing Date (without giving effect to any of the transactions contemplated hereby), which shall be audited by Stonefield Josephson (the "Sellers' Accountant") (together with the related audit report of such firm, the "Closing Balance Sheet"), and which shall set forth a calculation of the Closing Net Worth, and the Sellers' Representative will promptly deliver a copy of the Closing Balance Sheet to the Purchaser. The Sellers shall pay all fees and expenses in connection with the preparation of the



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Closing Balance Sheet, including the fees of the Sellers' Accountant. The
Closing Balance Sheet shall (x) be prepared in accordance with GAAP consistent with the preparation of the historical financial statements of the Company and
(y) fairly present the financial position of the Company as of the Closing Date. During such 60-day period, the Purchaser will provide the Sellers' Representative and the Sellers' Accountant reasonable access to the Company's records. To facilitate the preparation of the Closing Balance Sheet and the calculation of Closing Net Worth, during the 30-day period immediately following the Sellers' Representative's delivery of the Closing Balance Sheet, the Sellers' Representative will use commercially reasonable best efforts to provide the Purchaser and PricewaterhouseCoopers LLP (the "Purchaser's Accountant") reasonable access to the Sellers' Accountant, and the work papers related to the preparation of the Closing Balance Sheet and the calculation of the Closing Net Worth. On or prior to the 30th day following delivery of the Closing Balance Sheet by the Sellers' Representative, the Purchaser may give the Sellers' Representative a written notice stating in reasonable detail the Purchaser's objections (an "Objection Notice") to the Closing Balance Sheet. Any Objection Notice shall specify in reasonable detail the dollar amount of any objection and the basis therefor. Any determination expressly set forth on the Closing Balance Sheet which is not specifically objected to in the Objection Notice shall be deemed final and binding upon the Parties upon delivery of the Objection Notice. If the Purchaser does not give the Sellers' Representative an Objection Notice within such 30-day period, then the Closing Balance Sheet will be conclusive and binding upon the Parties and the Closing Net Worth set forth in the Closing Balance Sheet will constitute the Closing Net Worth for purposes of Section 1E(i) above.

               (iii) Dispute and Amicable Resolution. If the Purchaser gives a timely Objection Notice as described in Section 1E(ii) above, then the Purchaser and the Sellers' Representative shall negotiate in good faith to resolve their disputes regarding the Closing Balance Sheet.

               (iv) Resolution by Independent Accounting Firm. If the Purchaser and the Sellers' Representative are unable to resolve all disputes regarding the Closing Net Worth on or prior to the 45th day after the Objection Notice is given, then the Purchaser and the Sellers' Representative will retain a firm of certified public accountants chosen randomly by lot from among the "big five" accounting firms other than the Sellers' accountant and the Purchaser's Accountant (the "Independent Accounting Firm") to determine the Closing Net Worth as soon as practicable. The Independent Accounting Firm shall only decide the specific items under dispute by the Parties and shall be instructed to determine the Closing Net Worth in accordance with the principles set forth in this Agreement. The Closing Net Worth determined by the Independent Accounting Firm will be conclusive and binding upon the Parties and will constitute the Closing Net Worth for purposes of Section 1D above. The fees and expenses of the Independent Accounting Firm in connection with its determination of the Closing Net Worth will be paid one-half by the Sellers and one-half by the Purchaser.

               (v) Instructions to Escrow Agent. Upon the final determination of the Closing Net Worth, the Purchaser and the Sellers' Representative agree to prepare, execute and deliver joint written instructions to the Escrow Agent (pursuant to the terms of the Adjustment Escrow Agreement) with respect to the distribution of the entire Adjustment Escrow Fund.

               1F.    Cash on Hand Adjustment.



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               (i)    Definitions. "Closing Cash" means the amount of the
Company's cash and cash equivalents on hand as of the Closing Date (which amount shall (x) include amounts expended by the Company in connection with the acquisition and construction of the planned new manufacturing facility (the "New Facility Project") and set forth on the Construction Schedule 2Q attached hereto or, from the date hereof until the Closing, any amounts expended in connection with the New Facility Project with the Purchaser's prior written consent, (y) exclude amounts required to be withheld by the Company in connection with the Phantom Plan and (z) exclude amounts required to be withheld by the Company in connection with the exercise of stock options by Donald S. Simon, Jr. if such amounts are funded by Donald Simon Jr. (either directly or through a reduction in sales proceeds received by him) prior to the calculation of Closing Cash).

               (ii) Adjustment. If the Target Cash exceeds Closing Cash, then the Sellers jointly and severally agree to pay to the Purchaser, in proportion to their prior respective holdings in the Company, an amount equal to the entire amount by which the Target Cash exceeds the Closing Cash in immediately available funds to the account specified by the Purchaser; provided that, together with any amount required to be paid pursuant to Section 1D above, the Sellers shall not be required to pay an amount greater than $750,000 to the Purchaser pursuant to this adjustment. Any amount to be paid pursuant to this
Section 1F will be treated as an adjustment to the Purchase Price for all purposes and shall be satisfied out of the Adjustment Escrow Fund.

               SECTION 2. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligation of the Purchaser to take the actions set forth in
Section 1 above is subject to the satisfaction as of the Closing of the following conditions:

               2A.    Representations and Warranties; Covenants. The
representations and warranties contained in Sections 6 and 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representations and warranties which are qualified by materiality which such representations and warranties shall be true and correct in all respects), and the Company and the Sellers shall have performed in all material respects all of the covenants required to be performed by the Company and the Sellers hereunder prior to the Closing.

               2B.    Opinion of the Sellers' Counsel. The Purchaser shall have
received from Hanson Bridgett Marcus Vlahos & Rudy LLP, counsel for the Company, an opinion with respect to the matters set forth in Exhibit C attached hereto, which shall be addressed to the Purchaser, and dated as of the Closing Date.

               2C.    Litigation. No suit, action or other proceeding, or
injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby or that would reasonably be expected to have a Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.



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               2D.    Consents and Approvals. The Company and its Subsidiaries
shall have made all filings and shall have obtained and delivered to the Purchaser all governmental and/or third party permits, authorizations, consents and approvals required to be obtained by the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement (the "Consents") as set forth on the Consents Schedule 2D, (except as otherwise set forth in Consents Schedule 2D) and the Purchaser shall have received any governmental and/or third party consents required to be obtained in connection with the transactions contemplated hereby, including the consents of Serta, Inc. and its stockholders. All applicable waiting periods under the HSR Act shall have expired or been terminated.

               2E.    Escrow Agreements. Each of the Sellers' Representative,
the Purchaser and the Escrow Agent will have executed and delivered the Adjustment Escrow Agreement and the Indemnity Escrow Agreement (together, the "Escrow Agreements") and the Escrow Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               2F.    Material Adverse Change. Since December 31, 1999, there
shall not have occurred any material adverse change (including any litigation in excess of $100,000 (whether pursuant to an isolated incident or a series of related incidents), but excluding the Washington Facility Fire) in the business, assets, condition (financial or otherwise), results of operations, cash flows, or prospects of the Company.

               2G.    Due Diligence. The Purchaser shall be satisfied in its
sole discretion with the results of its business, legal, environmental and accounting due diligence review of the Company.

               2H.    Employment and Noncompetition Arrangements. The Company
shall have entered into a three year employment and noncompetition agreement with Donald Stewart Simon, Jr. and a one year employment and noncompetition agreement with Stephen Alloway, in each case satisfactory in form and substance to the Purchaser, and such employment and noncompetition arrangements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               2I.    Real Estate Matters. (i) A title insurance company
selected by the Purchaser (the "Title Company") shall be willing to insure at standard rates the Company's or its applicable Subsidiary's marketable title in and to the Owned Real Property in fee simple, the Company's or its applicable Subsidiary's leasehold estate in any financable Leased Real Property (a "Financable Leasehold"), and Purchaser's lender's ("Lender") mortgage lien on the Owned Real Property and each Financable Leasehold, in each case free and clear of all Liens except for Permitted Liens including such endorsements and affirmative coverages as the Purchaser and Lender shall reasonably require (including non-imputation endorsements). The Sellers shall provide all such affidavits and indemnities as the Title Company reasonably shall require in order to afford such coverages and the Purchaser shall bear 100% of the cost of obtaining such title insurance.

               (ii) The Purchaser shall have received a survey of each Owned Real Property and each Leased Real Property to which the Company or a Subsidiary of the Company holds a Financable Leasehold, in each case conforming to the Minimum Standard Detail Requirements jointly established

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and approved in 1992 by ALTA and ACSM, certified to the Company or its applicable Subsidiary, the Purchaser and the Title Company and showing no Liens except for Permitted Liens. The Purchaser shall bear 100% of the cost of obtaining such surveys.

               (iii) All Real Property shall be in substantially the same condition and repair as that on the date of this Agreement, reasonable wear and tear excepted.

               (iv) The Managing Sellers shall use commercially reasonable best efforts to deliver to the Purchaser (i) from each landlord under a Lease, an estoppel, and (ii) from each mortgagee and ground lessor of any Leased Property, a nondisturbance agreement, in each case in form and substance reasonably satisfactory to the Purchaser and the Lender. The Lender shall have received from each landlord under a Lease designated by the Lender an agreement regarding the subordination to Lender of such landlord's lien against personal property on the applicable demised premises and such other matters as Lender reasonably may require.

               (v) The Sellers shall deliver to the Purchaser an affidavit dated as of the Closing Date and in form and substance required under Section 1445 of the Internal Revenue Code so that Buyer is not required to withhold any portion of the Purchase Price thereunder.

               2J.    Closing Documents.  At the Closing, the Company and the
Sellers shall have delivered to the Purchaser all of the following:

               (i) a certificate of an officer of the Company, dated as of the Closing Date, stating that the conditions specified in Sections 2A, 2C, 2D, 2E, 2F, 2O and 2P have been fully satisfied;

               (ii) all existing minute books, stock transfer records, corporate seals and other materials relating to the Company's respective corporate administration which are in the possession of the Company, the Sellers or any Affiliate of the Sellers;

               (iii) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated within 5 days prior to the Closing Date; and

               (iv)   copies of all Consents.

               2K.    Financing. The Purchaser shall have received the cash
proceeds of the financing transactions necessary in order to consummate the transactions contemplated hereby and to fund the ongoing working capital needs of the Company, all on terms and conditions satisfactory to the Purchaser. No later than five (5) days prior to the Closing Date, the Purchaser shall deliver to the Sellers' Representative a copy of the executed bank commitment letter.

               2L.    Transfer Taxes. The Sellers shall timely pay any and all
real property transfer, transfer gains, documentary, sales, use, stamp, registration and other such similar transfer taxes and fees, if any, assessed in connection with the transactions contemplated by this Agreement and shall deliver to the Purchaser evidence satisfactory to Purchaser and the Title Company of the payment of such taxes.

               2M.    Resignation of Directors.  The Company and the Purchaser
shall have received the resignation of all of the directors of the Company.

               2N.    Release of Liens. The Company shall have obtained releases of all Liens (other than any Permitted Liens) relating to the assets and properties of the Company and shall have delivered satisfactory evidence, as determined by the Purchaser, of such releases to the Purchaser.

               2O.    Transactions with Affiliates. Except as set forth on the
Affiliate Transactions Schedule 6Y, all transactions, agreements or other arrangements between the Company and any of its Affiliates or any of the Sellers, other than this Agreement, shall have been terminated.

               2P.    Financial Statements. The Purchaser shall have received
audited financial statements for the three prior fiscal years prepared by an accounting firm, at the Sellers' cost, in accordance with Regulation S-X of the Securities Act.

               2Q.    Cash on Hand. After giving effect to payments required to
be made by the Company pursuant to Section 12A, the Company shall have on hand an amount of cash and cash equivalents (which amount shall (x) include amounts expended by the Company in connection with the acquisition and construction of the New Facility Project and set forth on the Construction Schedule 2Q attached hereto or, from the date hereof until the Closing, any amounts expended in connection with the New Facility Project with the Purchaser's prior written consent, (y) exclude amounts required to be withheld by the Company in connection with the Phantom Plan and (z) exclude amounts required to be withheld by the Company in connection with the exercise of stock options by Donald S. Simon, Jr. if such amounts are funded by Donald Simon, Jr. (either directly or through a reduction in sales proceeds received by him) prior to the calculation of Closing Cash) equal to at least $2,850,000 (the "Target Cash").

               2R.    Waiver.  Any condition specified in this Section 2 may be
waived if consented to in writing by the Purchaser.

               SECTION 3. CONDITIONS OF THE SELLERS' OBLIGATIONS AT THE CLOSING. The obligation of each of the Sellers to take the actions set forth in Section 1 above is subject to the satisfaction as of the Closing of the following conditions:

               3A.    Representations and Warranties; Covenants. The
representations and warranties contained in Section 8 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Purchaser shall have performed in all material respects all of the covenants required to be performed by the Purchaser prior to the Closing.

               3B.    Escrow Agreements. Each of the Purchaser, the Sellers'
Representative and the Escrow Agent will have executed and delivered the Escrow Agreements, and the Escrow Agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               3C.    Employment Agreements. The Company shall have entered into employment and noncompetition agreements in form and substance satisfactory to the Purchaser with each of Donald Stewart Simon, Jr. and Stephen Alloway and such employment and noncompetition agreements shall be in full force and effect as of the Closing and shall not have been amended or modified.

               3D.    Litigation. No suit, action or other proceeding, or
injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

               3E.    Opinion of the Purchaser's Counsel. The Sellers shall have received from Kirkland & Ellis, special counsel to the Purchaser, an opinion with respect to the matters set forth in Exhibit D attached hereto, which shall be addressed to the Sellers and dated as of the Closing Date.

               3F.    Due Diligence Certificate. The Sellers shall have received from the Purchaser a certificate of an officer of the Purchaser, dated as of the Closing Date, stating that Purchaser is satisfied with the results of its business, legal, environmental and accounting due diligence review of the Company.

               3G.    Closing Documents. At the Closing, the Purchaser shall
have delivered to the Sellers a certificate of an officer of the Purchaser, dated the Closing Date, stating that the conditions specified in Section 3A shall have been fully satisfied.

               3H.    Waiver.  Any condition specified in this Section 3 may be
waived if consented to in writing by the Managing Sellers.

               SECTION 4. PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

               4A.    Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and to fulfill all of the conditions set forth in Sections 2 and 3 above and the execution and delivery of the agreements and instruments contemplated hereby to be executed and delivered at the Closing. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the Parties agree to cooperate and use commercially reasonable best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

               4B.    Third Party Notices and Consents. The Managing Sellers
shall and shall cause the Company to use their respective best efforts to (i) give required notices to third parties, (ii) obtain any required Consents (including cooperating with the Purchaser to obtain the consents of Serta, Inc. and its stockholders), and (iii) take any actions reasonably required by any third party, in each case in connection with the matters contemplated by this Agreement.

               4C.    Operation of Business. Each of the Company and its
Subsidiaries shall, and the Managing Sellers shall cause the Company to, operate its business only in the usual and ordinary course of business consistent with past custom and practice and in accordance with all Laws and will preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Company. Without limiting the generality of the foregoing, prior to the Closing, without the prior written consent of the Purchaser, the Company and each of the Managing Sellers covenant that:

               (i) the Company shall not, and each of the Managing Sellers shall cause the Company to not, directly or indirectly, except as expressly contemplated by this Agreement, take or omit to take any action that would require disclosure under Section 6M below or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company or the Sellers in this Agreement; and

               (ii) the Company will, and each of the Managing Sellers shall cause the Company to, use its commercially reasonable best efforts to (1) preserve intact the organization and goodwill of the Company, (2) keep available the services of each of its officers, employees and sales representatives, and
(3) maintain satisfactory relationships with each of its material suppliers and customers.

               (iii) the Company shall not, and each of the Managing Sellers shall cause the Company to not, sell, assign, transfer, lease, license, or abandon any of its assets, tangible or intangible, except in the ordinary course of business consistent with past custom and practice for a fair consideration.

               4D.    Full Access. Subject to the confidentiality provisions of
the Letter of Intent, the Company shall, and each of the Managing Sellers shall cause the Company to, afford, and cause its affiliates, officers, directors, employees, attorneys, accountants, advisors and other agents (the "Company Personnel") to afford, to the Purchaser, its financing sources and the Purchaser's accounting, legal and other representatives full and complete access at all reasonable times to all premises, properties, accountants and Company Personnel of the Company and its Subsidiaries and to all business, financial, legal, real estate, tax, compensation and other data and information (including all books, records, contracts, customer lists, other documents and records and any working papers of the Company Personnel) concerning the Company, its Subsidiaries and its affairs and operations as requested by the Purchaser or its representatives or agents.

               4E.    Press Release and Announcements. None of the Company or
the Sellers, on the one hand, or the Purchaser, on the other hand, or any of their respective representatives shall make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other. The foregoing notwithstanding, any such public announcement may be made if required by applicable law or a securities exchange rule, provided that the Party required to make such public announcement shall provide notice with the other Parties concerning the timing and content of such public announcement before the same is made.

               4F.    HSR Act. In connection with the transactions contemplated
by this Agreement, the Parties shall comply promptly with the notification and reporting requirements of the HSR Act and use all commercially reasonable best efforts to obtain early termination of the waiting period under the HSR Act. The Parties shall substantially comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by any antitrust authority. The Purchaser shall pay all fees and expenses associated with compliance under the HSR Act.

               4G.    Compliance with Agreements and Laws. The Company shall,
and each of the Managing Sellers shall cause the Company to, (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied and (ii) comply in all material respects with all applicable Laws. Without limiting the generality of the foregoing, each of the Managing Sellers shall cause the Company to comply in all material respects with all Environmental and Safety Requirements and all permits, licenses or other authorizations issued thereunder; respond in accordance with applicable law to any Release or threatened Release of any hazardous material, substance or waste in a manner which complies in all material respects with all Environmental and Safety Requirements; and provide such documents or information, or conduct such studies or assessments, relating to matters arising under Environmental and Safety Requirements as the Purchaser may reasonably request.

               4H.    Payment of Obligations. The Company shall, and each of the
Managing Sellers shall cause the Company to, pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies.

               4I.    Notice of Material Developments. Each Party shall give
prompt written notice to the other Parties of (i) any variances in any of its representations or warranties contained in this Agreement, (ii) any material breach of any covenant hereunder by such Party, and (iii) any other material development which would render any of the conditions in Section 2 or 3 incapable of being satisfied.

               4J.    Exclusivity. None of the Company, the Sellers or any of
their respective representatives, officers, directors, agents, stockholders or Affiliates (all such persons and entities, the "Company Group") shall directly or indirectly initiate, solicit, entertain, negotiate, accept or discuss any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the Company, whether by merger, purchase of stock, purchase of assets, tender offer or otherwise (a

"Third Party Acquisition"), or provide any nonpublic information to any third party in connection with an Acquisition Proposal or a Third Party Acquisition, or enter into any agreement, arrangement or understanding requiring the Company or any Seller to abandon, terminate or fail to consummate the transactions contemplated under this Agreement. The Company shall (i) immediately notify the Purchaser if any member of the Company Group receives any indication of interest, request for information or offer in respect of an Acquisition Proposal, (ii) communicate to the Purchaser in reasonable detail the terms of any such indication, request or proposal, and (iii) provide the Purchaser with copies of all written communications relating to any such indication, request or proposal. The Company and the Sellers represent that no member of the Company Group is party to or bound by any agreement with respect to an Acquisition Proposal or a Third Party Acquisition other than under this Agreement and the members of the Company Group have terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions. The Company and the Sellers shall use their best efforts to cause each other member of the Company Group to comply with the provisions of this
Section 4J. In the event that any of the Company or the Sellers breaches the provisions of this Section 4J and the transactions contemplated hereby are not consummated for any reason (other than as a direct result of a breach of this Agreement by the Purchaser in the absence of any breach of this Agreement by the Company or the Sellers), the Company and/or the Sellers shall promptly reimburse the Purchaser and its Affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by the Purchaser and its Affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by the Purchaser in connection with the transactions contemplated hereby. The foregoing provisions are in addition to, and not in derogation of, any statutory or other remedy that the Purchaser may have for a breach of this
Section 4J.

               4K.    Certain Pre-Closing Tax Matters. Except as expressly
contemplated by this Agreement, without the prior written consent of the Purchaser, neither the Sellers nor the Company shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company or the Purchaser.

               SECTION 5.  POST-CLOSING COVENANTS AND AGREEMENTS.

               5A.    Confidentiality. In consideration of the mutual covenants
contained herein, each of the Sellers agrees that, for all times after the Closing Date, except as required by law or court order, he or she shall not, directly or indirectly, disclose to any unauthorized Person or use for his or her own account any Confidential Information unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of such Seller's acts or omissions to act. Each of the Sellers further agrees to use his or her commercially reasonable best efforts and diligence to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss or theft.

               5B.    Noncompete, Nonsolicitation.

               (i) For a period of 5 years following the Closing Date (the "Noncompete Period"), none of the Managing Sellers shall directly or indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in
(x) any business (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) that manufactures any product or provides any service that may be used as a substitute for or otherwise compete with any product or service of the Company, its Subsidiaries or (y) any business in competition with, or potential competition with, the businesses of the Company or its Subsidiaries, within any geographical area in which the Company Group has obtained or is in the process of obtaining a Serta license as of the Closing. Nothing herein shall prohibit any of the Managing Sellers from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as such Managing Seller has no active participation in the business of such corporation.

               (ii) During the Noncompete Period, none of the Managing Sellers shall directly or indirectly (x) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, including , inducing or attempting to induce any union, employee or group of employees to interfere with the business or operations of the Company or its Subsidiaries, (y) hire any person who was a Key Employee of the Company or any Subsidiary, or (z) induce or attempt to induce any customer, supplier, distributor, franchisee, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company or any Subsidiary.

               (iii)  Each of the Managing Sellers agrees and acknowledges that:
(a) the covenants set forth in this Section 5B are reasonably limited in both time and geographical scope and in all other respects, (b) the covenants set forth in this Section 5B are reasonably necessary for the protection of the Company, (c) the Purchaser would not have entered into this Agreement but for the covenants of each of the Managing Sellers contained herein, and (d) the covenants contained herein have been made as a material incentive to the Purchaser to enter into this Agreement.

               (iv) If, at the time of enforcement of this Section 5B, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

               (v) Each of the Managing Sellers recognizes and affirms that in the event of his breach of any provision of this Section 5B, money damages would be inadequate and the Purchaser and the Company would have no adequate remedy at law. Accordingly, each of the Managing Sellers agrees that in the event of a breach or a threatened breach by any such Managing Seller of any of the provisions of this Section 5B, the Purchaser and the Company, in addition and supplementary to other rights and remedies existing in their favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

               5C.    Certain Post-Closing Tax Matters. The Company shall
prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of the Company for Tax periods which end on or before the Closing Date and which have not been filed as of the Closing Date. The Company shall prepare, or cause to be prepared, and file, or cause to be filed, any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Company shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sellers shall pay to the Company within ten days following the date on which Taxes are paid with respect to the Tax periods described in the first two sentences of this Section 5C, an amount equal to the portion of such Taxes which relates to the portion of such Tax periods ending on and including the Closing Date to the extent such Taxes were not paid in full prior to the Closing Date and were not reflected in the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the face of the Closing Balance Sheet and taken into account in determining Closing Net Worth. For purposes of this Section 5C, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall
(a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (b) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date.

               SECTION 6. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. As a material incentive to the Purchaser to enter into this Agreement and purchase the Shares hereunder, the Company and each of the Managing Sellers, jointly and severally, hereby represent and warrant to the Purchaser that the following statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made and as though the Closing Date was substituted for the date of this Agreement throughout this Section 6) as set forth in the disclosure schedule delivered by the Sellers to the Purchasers on the date hereof:

               6A.    Organization, Corporate Power and Licenses. Each of the
Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation and is duly authorized to conduct business in every jurisdiction where such qualification is required, which such jurisdictions are set forth on the Foreign Qualifications
Schedule 6A attached hereto. Each of the Company and its Subsidiaries possesses all requisite corporate power and authority and all licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the charter documents and bylaws which have been furnished to the Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of each of the Company and its Subsidiaries are correct and complete.

               6B.    Capital Stock and Related Matters; Subsidiaries.

               (i) As of immediately prior to the Closing, the authorized capital stock of the Company consists of 10,000 shares of common stock, of which 1,970 shares shall be issued and outstanding as of the Closing Date. The Shares constitute all of the outstanding capital stock of the Company and are held beneficially and of record by the Sellers (free and clear of all Liens) as set forth on the Capitalization Schedule 6B attached hereto. The Capitalization
Schedule 6B(i) attached hereto, sets forth the capitalization of each of the Company's Subsidiaries and the name of each Person holding any equity securities of the Company, any securities convertible or exchangeable for any equity securities of the Company and any options or other rights to purchase equity securities of the Company and the amount and type of such securities or options or rights held by such Persons as of the Closing Date and immediately thereafter. Other than pursuant to the Phantom Plan and the Stock Option Plan, none of the Company or any of its Subsidiaries has outstanding (1) any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or (2) any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock or similar plans or rights. None of the Company or any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing and immediately thereafter, all of the outstanding shares of the Company's (and each of its Subsidiaries') capital stock shall be validly issued, fully paid and nonassessable.

               (ii) The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock or the offer, sale or issuance of any of its debt securities. Except as set forth on the Capitalization Schedule 6B(ii), there are no voting trusts, proxies, or other agreements or understandings among the Company's shareholders or any other Person with respect to the voting, transfer or registration of the Company's capital stock or with respect to any other aspect of the Company's affairs.

               (iii) The Subsidiaries Schedule 6B(iii) sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Each of the Company and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

               6C.    Authorization; No Breach. The Sellers' and the Company's
execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which such person is a party have been duly authorized by such person. This Agreement constitutes a valid and binding obligation of the Sellers and the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity), and all other agreements and instruments contemplated hereby to which the Company or any Subsidiary of the Company is a party, when executed and delivered by the Company in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Company or such Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Except as set forth on the attached Authorization Schedule 6C, the execution and delivery by the Sellers and the Company of this Agreement and all other agreements and instruments contemplated hereby to which any such person is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company or such Subsidiary do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or notice or declaration to, the articles of incorporation or bylaws of the Company, or, to the knowledge of the Company and the Managing Sellers, any Law to which the Company or any Subsidiary of the Company is subject, or any order, judgment or decree or any material agreement or instrument to which the Company is subject. None of the Company or any Subsidiary of the Company is a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Proposal or a Third Party Acquisition other than this Agreement, and all of them have terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions.

               6D.    Consents. No consent, approval or authorization of, or
designation, declaration or filing with, any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act or as set forth on the attached Consents
Schedule 6D.

               6E.    Financial Statements.  The following financial statements
shall be attached hereto as the Financial Statements Schedule 6E:

                (i) the audited consolidated balance sheets of the Company as of December 31, 1997 and December 31, 1998, and the related statements of combined income and cash flows (or the equivalent) for the respective twelve-month periods then ended (which shall be delivered to Purchaser on or prior to April 20, 2000);

               (ii) the audited consolidated balance sheets of the Company as of December 31, 1999, and the related statements of combined income and cash flows (or the equivalent) for the respective twelve-month period then ended (the "Latest Balance Sheet") (which shall be delivered to Purchaser on or prior to April 20, 2000); and

              (iii) the unaudited consolidated balance sheets of the Company as of January 31, 2000, February 29, 2000 and March 31, 2000, and the related statements of combined income (or the equivalent) for the respective monthly periods then ending (which shall be delivered to Purchaser on or prior to the Closing Date).

Except as set forth on the Financial Statements Schedule 6E as of their delivery date to the Purchaser and as of the Closing Date all of the foregoing financial statements (including in all cases the notes thereto, if any) are correct and complete and are consistent with the books and records of the Company (which books and records are correct and complete) and fairly present the financial condition, operating results and cash flows of the Company and its Subsidiaries, if applicable, and have been prepared in accordance with GAAP consistently applied throughout such financial statements and the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosure and year end adjustment. Each of the financial statements referenced in subsections 6E(i) and (ii) above have been prepared in accordance with Regulation S-X of the Securities Act.

               6F.    Absence of Undisclosed Liabilities. Except as set forth on the attached Disclosed Liabilities Schedule 6F, none of the Company or any of its Subsidiaries has any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, or demand against the Company or any of its subsidiaries giving rise to any liability), other than: (i) liabilities set forth on the liabilities side of the Latest Balance Sheet (excluding any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit and none of which, either individually or in the aggregate, is material) and (iii) other liabilities and obligations expressly disclosed on Disclosed Liabilities Schedule 6F.

               6G.    Accounts Receivable. All notes and accounts receivable
reflected on the Latest Balance Sheet and all notes and accounts receivable to be reflected on the Closing Balance Sheet (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP consistently applied with respect to each such financial statement) are or shall be valid receivables arising in the ordinary course of business consistent with past custom and practice, subject to no setoffs or counterclaims, and are current and collectible.

               6H.    Inventory. The inventory of the Company and its
subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged, or defective, subject only to the reserve for inventory shown on the Latest Balance Sheet and the reserve inventory to be shown on the Closing Balance Sheet (as determined in accordance with GAAP consistently applied with respect to each such financial statement), and such inventory consists or shall consist of a quantity and quality usable and saleable in the ordinary course of business consistent with past custom and practice.

               6I.    Product Warranty. All products manufactured, sold, leased
or delivered by the Company or any of its Subsidiaries have been in conformity with all applicable contractual commitments and all express and implied warranties to the extent that any may exist, and, to the knowledge of the Company and the Managing Sellers, none of the Company or any of its Subsidiaries has any liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith in excess of past custom and practice and experience. To the knowledge of the Company and the Managing Sellers, no products manufactured, sold, leased or delivered by the Company or any of its Subsidiaries and no services rendered by the Company or any of its Subsidiaries are subject to any Guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service. The attached Product Warranty Schedule 6I includes copies of such standard terms and conditions of sale, lease and service for the Company and any of its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions).

               6J.    Product Liability. To the knowledge of the Company and the
Managing Sellers, none of the Company and its Subsidiaries has any Liability (and there is not basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or delivered by any of the Company or its Subsidiaries.

               6K.    No Material Adverse Effect. Since December 31, 1999, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect other than the Washington Facility Fire.

               6L.    Indebtedness. On December 31, 1999, all Indebtedness of
the Company and its Subsidiaries was $0 and is described on the Indebtedness
Schedule 6L. None of such Indebtedness shall exist following the Closing.

               6M.    Absence of Certain Developments. Except as expressly
contemplated by this Agreement or as set forth on the attached Developments
Schedule 6M, since December 31, 1999, each of the Company and its Subsidiaries has conducted its business only in the ordinary course of business consistent with past custom and practice, and none of the Company and its Subsidiaries has:

                (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities, other than (x) equity transfers in the ordinary course of business by shareholders of the Company pursuant to applicable laws of descent and distribution or among such shareholder's Family Group or (y) pursuant to the Stock Option Plan or the Phantom Plan;

               (ii) incurred any Indebtedness, other than any Indebtedness incurred in the ordinary course of business consistent with past custom and practice;

              (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practice;

               (iv) declared, set aside or made any payment or distribution of cash or other property to the Sellers with respect to their capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                (v) mortgaged or pledged or imposed any security interest upon any of its properties or assets, tangible or intangible, or subjected them to any Lien, except Permitted Liens;

               (vi) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible (including the Intellectual Property Rights), or other than in the ordinary course of business consistent with past custom and practice for a fair consideration;

              (vii) made or granted any bonus or any wage or salary increase (other than wage increases made in the ordinary course of business consistent with past custom and practice) or made any other change in employment to any director, officer, employee or group of employees (except as required by pre-existing contracts described on the attached Contracts Schedule 6P), or made or granted any increase in any bonus, profit sharing, incentive, severance, or other employee benefit plan, contract or arrangement, or amended or modified or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

             (viii) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contracts or agreements;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $50,000 other than in connection with the reconstruction of the Washington Facility as set forth on the Construction Schedule 2Q attached hereto;

                (x) delayed, postponed or canceled the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

               (xi) made any loans or advances to, Guarantees for the benefit of, or any Investments in, any Persons or formed any Subsidiary;

              (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000 (other than the damage caused by the Washington Facility Fire), whether or not covered by insurance, or experienced any material changes in the amount and scope of insurance coverage;

             (xiii) made any change in any method of accounting or accounting policies or its cash management processes, other than those required by GAAP which have been disclosed in writing to the Purchaser, or made any write-down in the value of its inventory that is other than in the ordinary course of business consistent with past custom and practice;

              (xiv) directly or indirectly engaged in any transaction, made any loan to or entered into any arrangement with any officer, director, partner, shareholder, employee or other Affiliate of the Company;

               (xv) except as contemplated hereby, amended its articles of incorporation, bylaws or other organizational documents;

              (xvi) granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights;

             (xvii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000;

            (xviii)   entered into any agreement, contract, lease, or license
(or series of related agreements, contracts, leases, and licenses) involving more than $25,000;

              (xix) accelerated, terminated, modified, or canceled any agreement, contract or license (or series of related agreements, contracts, or licenses) involving more than $25,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

               (xx) experienced any other occurrence, event, incident, or taken any action or omitted to take any action which would have a Material Adverse Effect; or

              (xxi) agreed, whether orally or in writing, to do any of the foregoing.

               6N.    Assets.

               (i) Except as set forth on the Liens Schedule 6N attached hereto, each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, the properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for (a) properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and (b) Permitted Liens.

               (ii) Each of the Company and its Subsidiaries owns, has a valid leasehold interest in, or has a valid license to use, all the assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

               6O.    Tax Matters.

               (i)    Except as set forth on the attached Taxes Schedule 6O:

                      (a) each of the Company and its Subsidiaries has filed all Tax Returns which it is required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations;

                      (b) each of the Company and its Subsidiaries has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                      (c) none of the Company or any of its Subsidiaries has waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and none of the Company or any of its Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority;

                      (d) the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of each of the Company and its Subsidiaries if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                      (e) no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries;

                      (f) there are no material unresolved questions or claims concerning the Company's Tax liability (or any Tax liability of any of its Subsidiaries);

                      (g) no claim has ever been made by a taxing authority in a jurisdiction where the Company (or any Subsidiary of the Company) does not file Tax Returns that the Company (or any such Subsidiary) so not filing is or may be subject to Taxes assessed by such jurisdiction or a filing requirement in that jurisdiction;

                      (h) none of the Company or any of its Subsidiaries has ever been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax Return, other than for an Affiliated Group of which the Company is the common parent corporation;

                      (i) none of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement;

                      (j) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries; and

                      (k) none of the Company or any of its Subsidiaries shall be required to (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax law), include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date,
        (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or
        (iv) as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

               (ii)   None of the Company or any of its Subsidiaries:

                      (a) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                      (b) has made an election under Section 341(f) of the Code; or

                      (c) is liable for the Taxes of another Person that is not currently a member of the Affiliated Group of which the Company is the common parent corporation (1) under Treasury Regulation Section 1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor, or (3) by contract or indemnity or otherwise; or

                      (d) has made, is obligated to make or is party to an agreement which under certain circumstances could obligate it to make payments which will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign income Tax law), as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, or as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

               6P.    Contracts and Commitments.

               (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule 6P, none of the Company or any of its Subsidiaries is a party to or bound by any written or oral:

                      (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to its current or former directors, officers or employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                      (b) collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                      (c) management agreement or contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (i) providing annual cash or other compensation in excess of $10,000, (ii) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby or (iii) otherwise restricting its ability to terminate the employment of any employee at anytime for any lawful reason or for no reason without penalty or liability;

                      (d)    contract or agreement involving any Governmental
        Entity;

                      (e) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company (or any of its Subsidiaries) or any letter of credit arrangements;

                      (f) Guarantee, other than endorsements made for collection in the ordinary course of business or the Mancini Guarantee;

                      (g) lease or agreement under which the Company or any of its Subsidiaries is (i) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000 or (ii) lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

                      (h) contract or group of related contracts with the same party or group of affiliated parties for the purchase or sale of raw materials, commodities, supplies, products, equipment or other personal property or services under which the undelivered balance since December 31, 1999 of such products and services has a selling price in excess of $25,000;

                      (i) other contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company or any of its Subsidiaries upon 30 days' or less notice without penalty or involving more than $25,000;

                      (j) contract relating to the marketing, sale, advertising or promotion of its products;

                      (k) agreements relating to the ownership of, investments in or loans and advances to any Person, including investments in joint ventures and minority equity investments;

                      (l) license, royalty, indemnification or other agreement with respect to any intangible property (including any Intellectual Property Rights);

                      (m) broker, agent, sales representative, sales or distribution agreement;

                      (n) power of attorney or other similar agreement or grant of agency;

                      (o) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world, including any nondisclosure or confidentiality agreements;

                      (p) contract or agreement containing a change of control provision or other provision requiring the payment of severance other than the Phantom Plan and the Stock Option Plan; or

                      (q) other agreement which involves a consideration in excess of $100,000 annually, whether or not in the ordinary course of business.

               (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the attached Contracts Schedule 6P (the "Material Contracts") are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). Each of the Material Contracts shall be in full force and effect without penalty in accordance with its terms upon consummation of the transactions contemplated hereby. Each of the

Company and its Subsidiaries has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any Material Contract; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any Material Contract; and none of the Company or any of its Subsidiaries has any knowledge of any breach or cancellation or anticipated breach or cancellation by the other parties to any Material Contract to which they are parties.

               (iii) The Purchaser has been supplied with a true and correct copy of each written Material Contract, together with all amendments, waivers or other changes thereto (all of which amendments, waivers or other changes thereto are described on the attached Contracts Schedule 6P).

               6Q.    Intellectual Property Rights.

               (i) The attached Intellectual Property Schedule 6Q contains a complete and accurate list of all (a) patented and registered Intellectual Property Rights owned or used by the Company and any of its Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and any of its Subsidiaries,
(c) all computer software owned or used by the Company or any of its Subsidiaries other than commercially available software with a license fee of less than $1,000, and (d) material unregistered trade names, corporate names, trademarks, service marks and copyrights owned or used by the Company and any of its Subsidiaries. The attached Intellectual Property Schedule 6Q also contains a complete and accurate list of all licenses or similar agreements relating to Intellectual Property Rights to which the Company or any of its Subsidiaries is a party, in each case identifying the subject Intellectual Property Rights.

               (ii) Each of the Company and/or its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid and effective written license, all Company Intellectual Property Rights. The Company Intellectual Property Rights comprise all of the Intellectual Property Rights necessary and desirable for the operation of the business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens other than Permitted Liens. No loss or expiration of any of the Company Intellectual Property Rights is threatened, pending or reasonably foreseeable. Each of the Company and its Subsidiaries has taken all commercially reasonable action to maintain and protect the Company Intellectual Property Rights. To the knowledge of the Company and its Subsidiaries, the owners of any Intellectual Property Rights licensed to the Company or its Subsidiaries have taken all commercially reasonable action to maintain and protect the Intellectual Property Rights subject to such licenses.

               (iii)  Except as set forth on the attached Intellectual Property
Schedule 6Q, (a) there are no claims against the Company or any of its Subsidiaries that were either made within the past five (5) years or are presently pending asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property Rights, and there is no basis for any such claim, (b) the operation of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted has not infringed, misappropriated or conflicted with and will not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and none of the Company or its Subsidiaries has received any notice regarding any of the foregoing (including any demands or offers to license any Intellectual Property Rights from any other Person) or is aware of any facts which indicate a likelihood of any of the foregoing, (c) to the knowledge of the Company and the Managing Sellers, no third party has infringed, misappropriated or otherwise conflicted with any of the Company Intellectual Property Rights. The transactions contemplated by this Agreement shall have no Material Adverse Effect on the right, title or interest of the Company and its Subsidiaries in and to the Company Intellectual Property Rights and all of such Company Intellectual Property Rights shall be owned or available for use by the Company and its Subsidiaries on substantially identical terms and conditions immediately after the Closing.

               (iv)   Except as described on the attached Intellectual Property
Schedule 6Q(iv), to the knowledge of the Company and the Managing Sellers, none of the computer software (including peoplesoft), computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company or by any of its Subsidiaries in the conduct of their respective businesses (the "Computer Systems") has malfunctioned, ceased to function, generated incorrect data or produced incorrect results.

               6R.    Litigation, etc. Except as set forth on the attached
Litigation Schedule 6R, there are no (and, during the five years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings, orders, investigations or claims pending or threatened against the Company or, to the knowledge of the Company and the Managing Sellers, pending or threatened against any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities), or, to the knowledge of the Company and the Managing Sellers, pending or threatened by the Company against any third party, at law or in equity, or before or by any Government Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); none of the Company or any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and there is no basis for any of the foregoing. Except as indicated on the attached Litigation Schedule 6R, the Company and its Subsidiaries are fully insured with respect to each of the matters set forth on such Litigation Schedule 6R. None of the Company or its Subsidiaries is subject to any judgment, order or decree of any Government Entity, and none of the Company or its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which would reasonably be expected to have a Material Adverse Effect.

               6S.    Brokerage. Except as set forth on the Brokerage Schedule
6S attached hereto (all items listed on the Brokerage Schedule 6S shall be the responsibility of, and shall be borne by, the Sellers), there are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company or any Subsidiary of the Company is a party or to which the Company or any Subsidiary of the Company is subject. Neither the Company nor the Purchaser shall have any obligation for any fees or expenses set forth on the Brokerage Schedule 6S.

               6T.    Insurance. The attached Insurance Schedule 6T contains a
description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing or a substituted policy shall have been obtained therefor. None of the Company or any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by it, and none of the Company or any of its Subsidiaries has ever been denied insurance coverage. Except as set forth on the attached Insurance Schedule 6T, none of the Company or any of its Subsidiaries has any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are (and the reserves to be set forth on the Closing Balance Sheet will be) adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

               6U.    Employees. The Employees Schedule 6U attached hereto
contains a true and complete list as of December 31, 1999 of (i) the employees employed by the Company and its Subsidiaries having an annual base salary in calendar year 1999 of $50,000 or more, (ii) the rate of all current compensation payable by the Company or its Subsidiaries to each such employee, including any bonus, contingent or deferred compensation, and (iii) the directors of each of the Company and the Subsidiaries. To the knowledge of the Company and the Managing Sellers, no executive or key employee of the Company or any Subsidiary of the Company and no group of employees of the Company or any Subsidiary of the Company has any plans to terminate employment with the Company or any Subsidiary of the Company. To the knowledge of the Company and the Managing Sellers, none of the Company or any of its Subsidiaries has (a) any material labor relations problems (including any additional union organization activities, threatened or actual strikes or work stoppages or material grievances), (b) engaged in any unfair labor practices, (c) during the past five years, suffered any labor strike, lockout, work stoppage or other material labor dispute or, (d) any union organization campaign is in progress with respect to any of the employees, nor any question concerning representation exists respecting such employees. Neither the Company nor any Subsidiary has engaged in any plant closing or employee layoff activities within the last two (2) years that would violate or in any way implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

               6V.    ERISA.

               (i) The Employee Benefits Schedule 6V lists each Employee Benefit Plan which any of the Company and its Subsidiaries maintains, contributes to, or has an obligation to contribute to, or with respect to which any of the Company and its Subsidiaries has any liability or potential liability.

                      (a) Each Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation with its terms and with the applicable requirements of ERISA, the Code, and other applicable laws.

                      (b) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      (c) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      (d) Each Employee Benefit Plan which is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service and nothing has occurred since the date of such determination letter that could adversely affect the qualified status of such plan.

                      (e) The market value of assets under each Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                      (f) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 annual report, and all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that any of the Company, its Subsidiaries, and the Controlled Group of Corporations which includes the Company and its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                      (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                      (b) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. The Company has no knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                      (c) None of the Company and its Subsidiaries has incurred, and the Company and its Subsidiaries have no reason to expect that any of the Company and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               (iii) None of the Company, its Subsidiaries, and the other members of the Controlled Group of Corporations that includes the Company and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability) under any Multiemployer Plan.

               (iv) None of the Company and its Subsidiaries has any obligation to provide medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

               6W.    Compliance with Laws; Permits.  Except as set forth on the attached Compliance Schedule 6W:

               (i) To the knowledge of the Company and the Managing Sellers, each of the Company and its Subsidiaries has complied with all applicable Laws relating to the operation of its respective business. No notices have been received by and no claims have been filed against the Company or any Subsidiary of the Company alleging a violation of any such Laws.

               (ii) Except with respect to permits relating to Environmental and Safety Regulations which are addressed in Section 6X below, each of the Company and its Subsidiaries holds all permits, licenses, certificates, accreditations and other authorizations of all Government Entities required for the conduct of its business and the ownership of its properties, and the attached Permits Schedule 6W sets forth a list of all of such permits, licenses, certificates, accreditations and other authorizations. No notices have been received by the Company or any Subsidiary of the Company alleging the failure to hold any permit, license, certificate, accreditation or other authorization of any Government Entity. Each of the Company and its Subsidiaries is in compliance with all terms and conditions of all permits, licenses, accreditations and authorizations which it holds. Except as disclosed on the attached Permits
Schedule 6W all of such permits, licenses, accreditations and authorizations will be available for use by the Company and its Subsidiaries immediately after the Closing.

               6X.    Environmental and Safety Matters.  Except as set forth on
the attached Environmental Schedule 6X:

               (i) To the knowledge of the Company and the Managing Sellers, Each of the Company and its Subsidiaries has complied with and is currently in compliance with all Environmental and Safety Requirements. The Company has not received any oral or written notice, report or information regarding any violations of or any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company (or any of its Subsidiaries) or any of its current or former properties or facilities.

               (ii) Without limiting the generality of the foregoing, each of the Company and its Subsidiaries has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of its business. A list of all such permits, licenses and other authorizations is set forth on the attached Environmental Schedule 6X.

               (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or any Subsidiary of the Company for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called
"transaction-triggered" or "responsible property transfer" laws and regulations).

               (iv) None of the following exists at any property or facility owned, occupied or operated by the Company or any Subsidiary of the Company:

                             (1)    underground storage tanks;

                             (2) asbestos-containing materials in any form or condition;

                             (3)    materials or equipment containing
                                    polychlorinated biphenyls; or

                             (4) landfills, surface impoundments or other disposal areas.

               (v) None of the Company or any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

               (vi) None of the Company or any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               6Y.    Affiliate Transactions. Except as set forth on the
attached Affiliate Transactions Schedule 6Y, no officer, director, employee, shareholder or Affiliate of the Company or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any material interest in any material property used by the Company or any of its Subsidiaries.

               6Z.    Real Property.

               (i) The attached Real Property Schedule 6Z sets forth the address and description of each parcel of real property owned by the Company or any Subsidiary of the Company (the "Owned Real Property"). The company or its applicable Subsidiary has good and marketable fee simple title in and to all of the Owned Real Property subject to no Liens other than Permitted Liens.

               (ii) The attached Real Property Schedule 6Z sets forth a list of all leases, subleases and other occupancy agreements, including all amendments, extensions and other modifications (the "Leases") for real property (the "Leased Real Property"; the Owned Real Property and the Leased Real Property are collectively the "Real Property") to which the Company or any Subsidiary of the Company is a "tenant," "subtenant" or other lessee party. The Company or its applicable Subsidiary has a good and valid leasehold interest in and to all of the Leased Real Property, subject to no Liens except Permitted Liens. Each Lease is in full force and effect and is enforceable in accordance with its terms. There exists no default or condition which, with the giving of notice, the passage of time or both, could become a default under any Lease. The Company and the Sellers have previously delivered to Purchaser true and complete copies of all the Leases. Except as described on Consents Schedule 2D, no consent, waiver, approval or authorization is required from the landlord under any Lease as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

               (iii) The Real Property constitutes all of the real property owned, leased, occupied or otherwise utilized in connection with the business of the Company and its Subsidiaries. Other than the Company and its Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Real Property. The Real Property is in good condition and repair and is sufficient and appropriate for the conduct of the business of the Company and its Subsidiaries. To the knowledge of the Company and the Managing Sellers, the Real Property and all plants, buildings and improvements located thereon conform to all applicable building, zoning and other laws, ordinances, rules and regulations. All permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained, are in full force and effect and have not been violated. There exists no violation of any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property. All improvements located on the Real Property have direct access to a public road adjoining such Real Property. No such improvements or accessways encroach on land not included in the Real Property and no such improvement is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property. There is no pending or any threatened condemnation proceeding affecting any portion of the Real Property. There are no outstanding options or rights of first refusal with respect to the purchase or use of any of the Real Property, any portion thereof or interest thereon. Neither the Company nor any of its Subsidiaries is obligated to purchase or lease any real property.

               SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. As a material incentive to the Purchaser to enter into this Agreement and purchase the Shares hereunder, each Seller hereby, jointly and severally represents and warrants to the Purchaser and the Company that the following representations and warranties are true and correct as of the date hereof and will be true and complete as of the Closing Date as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties:

               7A.    Power and Authority. Each Seller that is an entity is duly organized, validly existing and in good standing under the laws of its incorporation and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

               7B.    Authorization; No Breach. This Agreement and all other
agreements or instruments contemplated hereby to which any Seller is a party or by which any Seller is bound, when executed and delivered by such Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by each Seller of this Agreement and all other agreements contemplated hereby to which such Seller is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by such Seller, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien, security interest, mortgage, charge or encumbrance upon such Seller's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or Government Entity pursuant to, any Law to which such Seller is subject, the articles of incorporation or bylaws of such Seller, if applicable, or any material agreement, instrument, order, judgment or decree to which such Seller is subject. Neither of the Sellers is a party to or bound by any written or oral agreement or understanding with respect to an Acquisition Proposal or a Third Party Acquisition other than this Agreement, and all of them have terminated all discussions with third parties (other than the Purchaser) regarding Acquisition Proposals or Third Party Acquisitions.

               7C.    Title to Shares. All of the Shares are owned of record and beneficially by the Sellers, and each Seller has good and marketable title to the Shares owned by such Seller, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. None of the Sellers is a Party to any plan, warrant, purchase right or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

               7D.    Brokerage. Except as set forth on the Brokerage Schedule
7D attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which any Seller is a party or to which any Seller is subject. Each Seller shall pay, indemnify, defend and hold the Company, its Subsidiaries and the Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               7E.    Litigation, etc. There are no actions, suits, proceedings
(including any arbitration proceedings), orders, investigations or claims pending or threatened against or affecting any of the Sellers in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

               SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. As a material incentive to the Company and the each of the Sellers to enter into this Agreement and take the actions set forth in Section 1, the Purchaser hereby represents and warrants to the Company and each of the Sellers that the following statements contained in this Section 8 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then made and as though the Closing Date was substituted for the date of this Agreement throughout this Section 8) as set forth in the disclosure schedule delivered by the Sellers to the Purchasers on the date hereof:

               8A.    Organization, Power and Authority. The Purchaser is a
corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

               8B.    Authorization; No Breach. The execution, delivery and
performance of this Agreement and all other agreements or instruments contemplated hereby to which the Purchaser is a party or by which the Purchaser is bound have been duly authorized by the Purchaser. This Agreement and all other agreements contemplated hereby to which the Purchaser is a party, when executed and delivered by the Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (x) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (y) applicable equitable principles (whether considered in a proceeding at law or in equity). The execution, delivery and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both),
(iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of the organizational documents of the Purchaser, or any Law to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

               8C.    Consents. No consent, approval or authorization of, or
designation, declaration or filing with any Governmental Entity or other third party is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act, the consents of Serta, Inc. and its stockholders, or as set forth on the attached Consents Schedule 8C.

               8D.    Brokerage. There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Purchaser is a party or to which the Purchaser is subject. The Purchaser shall pay, indemnify, defend and hold the Company and the Sellers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

               8E.    Investment Representations.

                (i) The Purchaser hereby represents that it is acquiring the Shares purchased hereunder for its own account with the present intention of holding such Shares for purposes of investment, and that it has no intention of selling any such Shares in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent the Purchaser or any subsequent holder of any of the Shares from transferring such securities.

               (ii) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              (iii) The Purchaser understands that the Shares have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof and that the Company's reliance on such exemption is predicated upon the representations of the Purchaser set forth herein.

               8F.    Closing Date. The representations and warranties of the
Purchaser contained in this Section 8 and elsewhere in this Agreement shall be true and correct in all respects on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

               SECTION 9.  INDEMNIFICATION AND OTHER AGREEMENTS.

               9A.    Survival of Representations and Warranties. The
representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall survive the Closing as follows:

                (i) the representations and warranties in Section 6O (Tax Matters) shall terminate on the sixtieth (60th) day following the expiration of the applicable statute of limitations (after giving effect to any extensions or waivers thereof);

               (ii) the representations and warranties in Section 6B (Capital Stock and Related Matters; Subsidiaries), Section 6C (Authorization; No Breach),
Section 6L (Indebtedness), Section 6S (Brokerage), Section 6Y (Affiliate Transactions), Section 7B (Authorization; No Breach), Section 7C (Title to Shares), Section 7D (Brokerage), Section 8B (Authorization; No Breach) and
Section 8D (Brokerage) shall terminate on the fourth anniversary of the Closing Date;

              (iii) the representations and warranties in Section 6V (ERISA) and Section 6X (Environmental and Safety Matters) shall terminate on the third anniversary of the Closing Date; and

               (iv) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto shall terminate on the second anniversary of the Closing Date;

provided, that any representation or warranty in respect of which indemnity may be sought under Section 9B, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9A if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive for the periods set forth in this Section 9A and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Party, or the knowledge of any Party's officers, directors, shareholders, employees or agents or the acceptance by any Party of any certificate or opinion hereunder.

               9B.    General Indemnification.

                (i) Indemnification for the Benefit of the Company and the Purchaser by the Sellers. Following the Closing, the Sellers, jointly and severally, shall indemnify the Purchaser and its members, officers, directors, employees, agents, representatives, successors and permitted assigns and the Company (collectively, the "Seller Indemnified Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such Seller Indemnified Parties as and when incurred for any direct or indirect loss, liability, demand, claim, action, cause of action, cost, damage (excluding consequential damages and damages for lost profits), deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (collectively, "Losses"), which any such Seller Indemnified Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Company or the Sellers under this Agreement, or in any of the certificates or other instruments or documents furnished by the Company or the Sellers pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Company or the Sellers under this Agreement required to be performed or complied with by the Company or the Sellers at or prior to the Closing; (c) any nonfulfillment or breach of any covenant, agreement or other provision by the Sellers under this Agreement required to be performed or complied with by the Sellers after the Closing; or (d) any claim by any Person (other than the Purchaser) with respect to, or arising as a result of, any Acquisition Proposal or Third Party Acquisition proposed prior to the Closing Date. If and to the extent any provision of this Section 9B is unenforceable for any reason, each Seller hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Section 9B which is permissible under applicable Laws. Notwithstanding anything contained herein, in no event shall the Company be required to provide indemnification or contribution for any obligation of the Sellers under this Section 9B(i).

               (ii) Indemnification for the Benefit of the Sellers by the Company. Following the Closing, the Company shall indemnify the Sellers and their shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which the Company Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any facts or circumstances which constitute a breach of any representation or warranty of the Purchaser under this Agreement, or in any of the certificates or other instruments or documents furnished by the Purchaser pursuant to this Agreement;
(b) any nonfulfillment or breach of any covenant, agreement or other provision by the Purchaser under this Agreement; or (c) any matters which occur after the Closing Date as a result of the direction or approval of the Board following the Closing Date.

              (iii)   Manner of Payment.

                      (a) Any indemnification obligations of the Sellers pursuant to Section 9B(i) shall first be satisfied out of the Indemnity Escrow Fund to the extent thereof and thereafter shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Seller Indemnified Party within 15 days after the determination thereof.

                      (b) Any indemnification obligations of the Company pursuant to Section 9B(ii) shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Company Indemnified Party within 15 days after the determination thereof.

                      (c) Any such indemnification payments described in clause (a) or (b) above shall include interest at 8% per annum calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. The amount of any Loss for which indemnification is provided pursuant to this Section 9B shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss.

               (iv) Instructions to Escrow Agent. In the event of a determination that a payment is due to any Seller Indemnified Party, the Purchaser and the Sellers' Representative shall issue joint written instructions to the Escrow Agent to distribute a portion of the Indemnity Escrow Fund equal to such payment.

                (v) Defense of Third Party Claims. Any Person making a claim for indemnification under this Section 9B (an "Indemnitee") shall notify the indemnifying party (an "Indemnitor") (in the case of a notice to the Sellers, notice shall be sufficient if made solely to the Sellers' Representatives) of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitor shall be actually prejudiced by such failure to so notify. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that prior to the Indemnitor assuming control of such defense, it shall first demonstrate to the Indemnitee in writing such Indemnitor's financial ability to provide full indemnification to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder; and provided further, that:

                      (a) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor);

                      (b) the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) a conflict of interest exists between the Indemnitor and the Indemnitee; or (5) the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                      (c) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

                      (d) if the claim for Indemnification relates to Taxes, the Indemnitor's rights to control the defense of such matter shall extend only to the specific issue for which indemnification is claimed (and not the entire return or taxable period).

               (vi) Limitations on Indemnification. Notwithstanding any provision herein to the contrary, the maximum liability of all of the Sellers with respect to any Losses suffered by the Seller Indemnified Parties as a result of any facts or circumstances which constitute a breach of any representation or warranty set forth in Section 9A above shall be an aggregate amount equal to $2,250,000; provided, that the Sellers will only be required to indemnify the Seller Indemnified Parties for any breaches of the representations and warranties described in Section 9A if such Losses in the aggregate exceed $250,000 (the "Basket Amount") and then only to the extent of such excess over the Basket Amount not to exceed $2,250,000.

              (vii) Other Indemnification Provisions; Certain Waivers; etc. The foregoing indemnification provisions are in addition to, and are not in derogation of, any statutory or common law remedy that any of the Seller Indemnified Parties or the Company Indemnified Parties may have for breach of any representation, warranty, covenant or agreement contained herein or in any of the Schedules or Exhibits attached hereto. Each Seller hereby agrees that he shall not make any claim for indemnification hereunder against the Company by reason of the fact that he was a shareholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Seller Indemnified Parties against such Seller pursuant to this Agreement and such Seller hereby acknowledges and agrees that he shall have no claims or right to contribution or indemnity from the Company with respect to any amounts paid by the Sellers pursuant to this Section 9B.

               SECTION 10. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

               "Acquisition Proposal" has the meaning set forth in Section 4J.

               "Adjustment Escrow Agreement" shall be the Adjustment Escrow Agreement to be entered into among the Purchaser, the Sellers' Representative and the Escrow Agent substantially in the form of Exhibit A attached hereto.

               "Adjustment Escrow Fund" has the meaning set forth in Section 1C.

               "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

               "Affiliated Group" means any affiliated group as defined in Code
Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company was a member.

               "Agreement" has the meaning set forth in the Preamble.

               "Board" means the board of directors of the Company.

               "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

               "Closing" has the meaning set forth in Section 1C.

               "Closing Balance Sheet" has the meaning set forth in Section 1E(ii).

               "Closing Date" has the meaning set forth in Section 1C.

               "Closing Net Worth" has the meaning set forth in Section 1E.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company Intellectual Property Rights" means all of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries (along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including , damages and payments for past or future infringements or misappropriations thereof)), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property Rights.

               "Confidential Information" means the information and data of the Company or any of its Subsidiaries concerning the business or affairs of the Company or any Subsidiary (including the Company's technology, computer programs, know-how, designs, inventions, methods of doing business and supplier and customer information) (i) which is material nonpublic information, (ii) which is proprietary to the Company or any of its Subsidiaries, (iii) the disclosure of which could reasonably be expected to be detrimental or adverse to the Company or any of its Subsidiaries, or (iv) is the property of the Company or such Subsidiary and that the continued success of the Company and its Subsidiaries depends in large part on keeping this information from becoming known to competitors of the Company and its Subsidiaries.

               "Consents" has the meaning set forth in Section 2D.

               "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

               "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution or defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (including any Multiemployer Plan), (c) Employee Welfare Benefit Plan, or (d) other material fringe benefit plan, program or arrangement.

               "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

               "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

               "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Escrow Agent" has the meaning set forth in Section 1C.

               "Family Group" means such shareholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such shareholder and/or such shareholder's spouse, their respective ancestors and/or descendants (whether natural or adopted).

               "Fiduciary" has the meaning set forth in ERISA Section 3(21).

               "GAAP" means United States generally accepted accounting principles as in effect from time to time.

               "Government Entity" means individually, and "Government Entities" means collectively, the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company or any of its Subsidiaries.

               "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

               "Indebtedness" means at a particular time, without duplication,
(i) any obligations under any indebtedness for borrowed money (including all principal, interest premiums, penalties, fees, expenses and brokerage costs),
(ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness pursuant to a Guarantee (other than the Mancini Guarantee), (v) any obligations under capitalized leases (other than equipment leases entered into in the ordinary course of business) or with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vi) any payments required upon a change of control, (vii) any indebtedness pursuant to deferred compensation obligations, (viii) any amounts owed to Persons who hold options to purchase the Company's or its Subsidiaries' stock, and (ix) any indebtedness secured by a Lien on a Person's assets.

               "Indemnity Escrow Agreement" shall be the Indemnity Escrow Agreement to be entered into among the Purchaser, the Sellers' Representative and the Escrow Agent substantially in the form of Exhibit B attached hereto.

               "Indemnity Escrow Fund" has the meaning set forth in Section 1C.

               "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names, domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information).

               "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

               "Key Employee" means all salaried employees of the Company receiving a base salary greater than $50,000 per year from the Company as compensation.

               "Latest Balance Sheet" has the meaning set forth in Section 6E.

               "Laws" means all statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Government Entity.

               "Leased Real Property" has the meaning set forth in Section
6Z(ii).

               "Letter of Intent" means the Letter of Intent, dated as of January 25, 2000, by and between the Purchaser and the Company.

               "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

               "Lien" or "Liens" means any mortgage, pledge, security interest, encumbrance, encroachment, claim, lease, right of possession, other defect in title or lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

               "Managing Sellers" means Donald Simon, Sr., Donald Simon, Jr., Lois Jamart and Sid Goldstein.

               "Mancini Guarantee" means the limited guaranty dated as of August 31, 1998, granted by the Company in favor of Pleasanton Square I Partners, L.P., and Marina Square Partners, L.P. (together, the "Landlord") to guaranty the lease, dated as of August 31, 1998, by and between Landlord for the premises located at Pleasanton Square I Shopping Center, 6010 Johnson Drive, Suite A, Pleasanton, California, currently leased by Mattress Retailers, Inc., a wholly owned subsidiary of Mancini Sleep World.

               "Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, liabilities, financial condition, operating results, business prospects, cash flow, net worth or employee, customer or supplier relations of the Company and its Subsidiaries taken as a whole.

               "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

               "Net Worth" means, for purposes of Section 1D above, the excess of the consolidated assets of the Company and its Subsidiaries as of the opening of business on the date of determination over the consolidated liabilities of the Company as of the opening of business on the date of determination determined in accordance with GAAP, except as otherwise specified below. In determining consolidated assets and liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all known errors and omissions shall be corrected, (ii) all known proper adjustments shall be made, (iii) appropriate reserves for all known and quantifiable liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included in the calculation, (iv) inventory shall be accounted for on a first-in-first-out basis, (v) amounts required to be withheld by the Company in connection with the Phantom Plan and the exercise of stock options by Donald S. Simon, Jr. and any other liabilities relating thereto shall be excluded from the calculation, and (vi) cash and cash equivalents, loss receivable with respect to the Washington Facility Fire and any other receivable relating to such fire, all deferred tax assets and liabilities, any receivable from Bedtime Stores, Inc., any receivable from Dataworks Corp., any bonuses to Sellers and/or employees, any dividends payable, any note or other receivable from any of the Sellers, and all other non-operating assets and liabilities shall be excluded from the calculation.

               "Noncompete Period" has the meaning set forth in Section 5B(i).

               "Owned Real Property" has the meaning set forth in Section 6Z(i).

               "Party" has the meaning set forth in the Preamble.

               "PBGC" means the Pension Benefit Guaranty Corporation.

               "Permitted Liens" means (i) Liens for Taxes or assessments and similar charges, which either are (a) not delinquent or (b) being contested in good faith and by appropriate proceedings, and adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's books with respect thereto, (ii) mechanics', materialmen's or contractors' Liens or encumbrances or any similar statutory Lien or restriction for amounts not yet due and payable and for which the Title Company has affirmatively insured against collection, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property, and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use, value or marketability of the Owned Real Property which they encumber for the purposes for which it is currently used in connection with the business of the Company and its Subsidiaries.

               "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Phantom Plan" means the Simon Mattress Manufacturing Co. 1995 Phantom Stock Plan for the benefit of Stephen Alloway.

               "Prohibited Transactions" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

               "Purchaser" has the meaning set forth in the Preamble.

               "Release" shall have the meaning set forth in CERCLA.

               "Reportable Event" has the meaning set forth in ERISA Section
4043.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

               "Sellers" has the meaning set forth in the Preamble.

               "Sellers' Representative" has the meaning set forth in Section 1E(ii).

               "Stock Option Plan" means the 1995 Stock Option Plan for the benefit of Donald Simon, Jr.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

               "Target Cash" has the meaning set forth in Section 2Q.

               "Target Net Worth" means $10,500,000.

               "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

               "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

               "Third Party Acquisition" has the meaning set forth in Section
4J.

               "Title Company" has the meaning set forth in Section 2I

               "Treasury Regulation" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

               "Washington Facility Fire" means the fire which occurred on November 10, 1999 at the Company's operating plant located at 403 North Lever Road, Puyallup, Washington 98371.

               SECTION 11.  TERMINATION.

               11A.   Conditions of Termination.  This Agreement may be
terminated at any time prior to the Closing (or as otherwise specified):

                (i)   by the mutual written consent of the Parties;

               (ii) by the Purchaser if the Purchaser shall have received notice of a breach of the representations and warranties set forth in Sections 6 and/or 7 or a breach of a covenant hereunder, in each case, which renders the condition in Section 2A incapable of being satisfied; or

              (iii) by the Sellers if the Sellers shall have received notice of a breach of the representations and warranties set forth in Section 8 or a breach of a covenant hereunder, in each case, which renders the condition in
Section 3A incapable of being satisfied; or

               (iv) by the Purchaser on the one hand, or the Sellers and the Company on the other hand, if the transactions contemplated hereby have not been consummated by May 31, 2000; provided that the reason for the delay beyond May 31, 2000 shall not have been caused by the Party initiating such termination.

               11B.   Effect of Termination. In the event of termination of this
Agreement as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in the second to last sentence of Section 4J and in Sections 12A, 12E, 12F, 12H, 12I, 12J, 12L, 12N, 12O, 12P and 12Q shall survive such termination indefinitely, and except that nothing in this Section 11B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

               SECTION 12.  MISCELLANEOUS.

               12A.   Fees and Expenses. Except as otherwise set forth herein,
the Purchaser will be responsible for all costs and expenses incurred by the Purchaser in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby, and the Company will pay all costs and expenses incurred by the Sellers or the Company in connection with the negotiation, preparation and entry into this Agreement and the consummation of the transactions contemplated hereby.

               12B. Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Laws. All such rights and remedies shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. One or more successive actions may be brought against the Company, either in the same action or in separate actions, as often as the Purchaser or any of such holders deems advisable, until all of the obligations to such Person are paid and performed in full.

               12C.   Consent to Amendments; Waivers. This Agreement may be
amended, or any provision of this Agreement may be waived upon the approval, in a writing, executed by the Purchaser, the Company, and the Sellers' Representative. No course of dealing between or among the Purchaser, the Company, and the Sellers' Representative shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any such Party or such holder under or by reason of this Agreement.

               12D.   Successors and Assigns.

               (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Sellers, or assigned or delegated by the Company prior to the Closing, without the prior written consent of the Purchaser and except as otherwise provided by Section 12D(ii) below, neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Purchaser without the prior written consent of the Sellers.

               (ii) The Purchaser may assign this Agreement and its rights and obligations hereunder to one of its Affiliates and to its lenders for collateral assignment purposes; provided, that no such assignment shall relieve the Purchaser from its obligations hereunder. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for a Party's benefit as a holder of the Company's equity securities are also for the benefit of, and enforceable by, any subsequent holder of the Company's equity securities.

               12E.   Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               12F.   Counterparts. This Agreement may be executed in
counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

               12G.   Descriptive Headings; Interpretation. The headings and
captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

               12H.   Entire Agreement. This Agreement, the agreements and
documents referred to herein and the Confidentiality Agreement contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way, including, without limitation the letter of intent dated January 25, 2000 by and among the Company, certain of the Sellers and the Purchaser.

               12I.   No Third-Party Beneficiaries. This Agreement is for the
sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

               12J.   Cooperation on Tax Matters. The Parties shall cooperate
fully, as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               12K.   Schedules and Exhibits. All Schedules and Exhibits
attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

               12L.   GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE
CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

               12M.   Notices. All notices, demands or other communications to
be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser, the Sellers and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices, demands and other communications hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient.

        The Company:

               Simon Mattress Manufacturing Co.
               3777 Vaca Valley Parkway
               Vacaville, CA   95688-9430
               Attention:    Mr. Donald Stewart Simon, Jr.
               Facsimile:    (707) 446-6057

        with copies to:

        (which shall not constitute notice to the Company)
        Hanson Bridgett Marcus Vlahos & Rudy LLP
        333 Market Street
        Suite 2300
        San Francisco, CA  94105
        Attention:    William D. Taylor, Esq.
        Facsimile:    (415) 541-9366
        The Sellers' Representative (on behalf of the Sellers):

        with a copy to:

        (which shall not constitute notice to the Sellers)
        Hanson Bridgett Marcus Vlahos & Rudy LLP
        333 Market Street
        Suite 2300
        San Francisco, CA  94105
        Attention:    William D. Taylor, Esq.
        Facsimile:    (415) 541-9366

        The Purchasers:

               Sleepmaster L.L.C.
               c/o Serta Mattress Co.
               2001 Lower Road
               Linden, NJ 07036-6520
               Attention:    Mr. Charles Schweitzer
               Facsimile:    (732) 381-4455
        with a copy to:
        (which shall not constitute notice to the Purchaser)

               Kirkland & Ellis
               153 East 53rd Street
               New York, NY 10022
               Attention:    Kimberly P. Taylor, Esq.
               Facsimile:    (212) 446-4900

               12N.   Jurisdiction and Venue. SUBJECT TO SECTION 12Q, ALL
JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE COMPANY, THE PURCHASER OR THE SELLERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN STATE COURT IN THE COUNTY OF SOLANO IN THE STATE OF CALIFORNIA OR FEDERAL COURT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA IN THE STATE OF CALIFORNIA. BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY, THE PURCHASER AND EACH SELLER ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. THE COMPANY, THE PURCHASER AND EACH SELLER HEREBY WAIVES ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY, THE PURCHASER OR ANY SELLER AT SUCH PERSON'S RESPECTIVE ADDRESSES PROVIDED HEREIN. TO THE EXTENT PERMITTED BY LAW, IF ANY AGENT APPOINTED BY THE COMPANY, THE PURCHASER OR ANY SELLER REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON SUCH PERSON BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE.

               12O.   Waiver of Right to Jury Trial. THE COMPANY, THE PURCHASER
AND EACH SELLER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

               12P.   No Strict Construction. The Parties have participated
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

               12Q.   Dispute Resolution.

               (a) Arbitration. In the event of disputes between the Parties with respect to the terms and conditions of this Agreement (other than disputes with respect to Section 1E and claims for specific performance), such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in California. Such arbitration proceeding shall be conducted in as expedited a manner as is practical, and the arbitrator or arbitrators in any such arbitration (an "Arbitration") shall be persons who are expert in the subject of mergers and acquisitions. Both the foregoing agreement of the Parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the Parties hereto and may be specifically enforced by legal proceedings. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may, in its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

               (b) Procedure. The Arbitration shall be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. Each Party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten (10) days following completion of the Arbitration.

               (c) Venue and Jurisdiction. Any and all legal proceedings to enforce this Agreement (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby), shall be governed in accordance with Section 12N.

                         *     *     *      *     *

               IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

                                 SIMON MATTRESS MANUFACTURING CO.

                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                 SLEEPMASTER L.L.C.

                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:

                              SELLER SIGNATURE PAGE

                                        DONALD STEWART SIMON, JR.

                                        ---------------------------------------



                                        DONALD SIMON, SR.

                                        --------------------------------------



                                        LOIS JAMART

                                        ---------------------------------------



                                        ANN SIMON PIER

                                        ---------------------------------------



                                        SID GOLDSTEIN

                                        ---------------------------------------



                                        SID GOLDSTEIN (AS TRUSTEE)

                                        ---------------------------------------



                                        ELLEN REICH

                                        ---------------------------------------

                                        ELLEN REICH (AS TRUSTEE)

                                        ---------------------------------------



                                        ELLEN REICH (AS MILES TRUSTEE)

                                        ---------------------------------------



                                        ELLEN REICH (AS TYLER TRUSTEE)

                                        ---------------------------------------



                                        ZACK GOLDSTEIN

                                        ---------------------------------------



                                        MILES REICH

                                        ---------------------------------------



                                        TYLER REICH

                                        ---------------------------------------

                                    EXHIBIT A

                           Adjustment Escrow Agreement

                                    EXHIBIT B

                           Indemnity Escrow Agreement

                                    EXHIBIT C

                         Opinion of the Sellers' Counsel

                                    EXHIBIT D

                       Opinion of the Purchaser's Counsel